SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM8-K

CURRENT REPORT

Pursuant to Section13 or 15(d)of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2011

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 330-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.	Other Events.

On September 12, 2011, Xcel Energy Inc., a Minnesota corporation (Xcel Energy), issued $250,000,000 in aggregate principal amount of 4.80% Senior Notes, Series due September 15, 2041 (the Notes) pursuant to an Underwriting Agreement, dated September 7, 2011, by and among the Xcel Energy and Barclays Capital Inc., Morgan Stanley & Co. LLC and RBS Securities Inc., as the underwriters named therein.  The Notes are being issued pursuant to the registration statement on Form S-3 (File No. 333-161521) (the Registration Statement).  A prospectus supplement relating to the offering and sale of the Notes was filed with the Securities and Exchange Commission on September 8, 2011.  The Notes will be governed by Xcel Energy’s Trust Indenture, dated December 1, 2000, as supplemented, by and between Xcel Energy and Wells Fargo Bank, National Association, as trustee, and the Supplemental Indenture No. 6 dated as of September 1, 2011.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

4.01
Supplemental Indenture No. 6 dated as of September 1, 2011 between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $250,000,000 principal amount of 4.80% Senior Notes, Series due September 15, 2041.

5.01	Opinion of Michael C. Connelly regarding the validity of certain securities.

12.01	Statement of computation of ratio of earnings to fixed charges.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

By	/s/ George E. Tyson II
Name: George E. Tyson II
Title: Vice President and Treasurer

Date:  September 12, 2011

Exhibit Index

Exhibit	Description

4.01
Supplemental Indenture No. 6 dated as of September 1, 2011 between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $250,000,000 principal amount of 4.80% Senior Notes, Series due September 15, 2041.

5.01	Opinion of Michael C. Connelly regarding the validity of certain securities.

12.01	Statement of computation of ratio of earnings to fixed charges.